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                                    CONSENT

     The undersigned, Howard, Weil, Labouisse, Friedrichs, Incorporated, hereby consents to the references to it in the Current Report on Form 8-K filed by ERC Industries, Inc. on June 19, 1996.



                    /s/ HOWARD, WEIL, LABOUISSE, FRIEDRICHS INCORPORATED
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June 19, 1996       HOWARD, WEIL, LABOUISSE, FRIEDRICHS INCORPORATED